Exhibit 99.1

Flywire Reports Third Quarter 2022 Financial Results

Third Quarter Revenue Increased 40% Year-over-Year

Third Quarter Revenue Less Ancillary Services Increased 43% Year-over-Year

Third Quarter Total Payment Volume Increased 33% Year-over-Year

Boston, MA – November 8, 2022: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its third quarter ended September 30, 2022.

“I’m pleased to report another strong quarter for Flywire, where we delivered strong year-over-year adjusted gross profit and EBITDA, with revenue at an all-time high,” said Mike Massaro, CEO of Flywire. “We continue to see the benefits of the ongoing execution of our growth strategies with notable success in our key investment areas, as we efficiently win new clients and cross-sell existing ones. Once again, our global team of FlyMates go above and beyond to help our clients achieve meaningful ROI, and deliver value to their payers. Despite the macroeconomic backdrop, the sustainability of our business model, combined with the resilience of the industries we serve, continue to position us well for ongoing success.”

Third Quarter 2022 Financial Highlights:

GAAP Results

•	Revenue increased 40% to $95.2 million in the third quarter of 2022, compared to $67.8 million in the third quarter of 2021.

•

Gross Profit increased to $61.3 million, resulting in Gross Margin of 64.4%, for the third quarter of 2022, compared to Gross Profit of $44.6 million and Gross Margin of 65.8% in the third quarter of 2021.

•	Net loss was $4.3 million in the third quarter of 2022, compared to net income of $10.0 million in the third quarter of 2021.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 33% to $7.0 billion in the third quarter of 2022, compared to $5.3 billion in the third quarter of 2021.

•	Revenue Less Ancillary Services increased 43% to $88.9 million in the third quarter of 2022, compared to $62.0 million in the third quarter of 2021.

•

Adjusted Gross Profit of $61.3 million, resulting in Adjusted Gross Margin of 69.0% in the third quarter of 2022, compared to Adjusted Gross Profit of $44.6 million and Adjusted Gross Margin of 71.9% in the third quarter of 2021.

•	Adjusted EBITDA was $18.2 million in the third quarter of 2022, compared to $17.6 million in the third quarter of 2021.

Business Highlights:

•	Announced acquisition of Cohort Go, and successfully integrated their full pay-any-school capability to pay out to over 5,000 schools around the world.

•

Announced an integration with Universitas XXI a university management system focused on servicing higher education customers throughout Spain and Latin America. The integrated offering provides students a streamlined payment experience, from initial application through to tuition.

•	Announced eight new scholarships as part of The Flywire Charitable Foundation’s third annual scholarship program. The program doubled in applicants year-over-year.

•	Recognized as being one of the Top 50 Best Small and Medium Workplaces in Financial Services and Insurance, by Fortune and Great Place to Work US.

Fourth Quarter and Fiscal-Year 2022 Outlook:

Based on information available as of November 8, 2022, Flywire anticipates the following for the fourth quarter and fiscal-year 2022:

Fourth Quarter 2022
Revenue	$69.3 to $72.6 million
Revenue Less Ancillary Services	$64.0 to $67.0 million

Fiscal Year 2022
Revenue	$ $	285.4 to 288.7 million
Revenue Less Ancillary Services	$ $	263.5 to 266.5 million
Adjusted EBITDA*		$14 to $16 million

*

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

Conference Call

The Company will host a conference call to discuss third quarter 2022 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures table

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Margin. Adjusted Gross Margin represents adjusted gross profit divided by Revenue Less Ancillary Services. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services and (ii) offset marketing fees against costs incurred. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) the impact from the change in fair value measurement of the Company’s preferred stock warrants, (iv) other income (expense), net, (v) indirect taxes related to intercompany activity, (vi) acquisition related transaction costs, and (vii) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute the Company’s revenue, gross margin or net income (loss) prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,000 clients with diverse payment methods in 140 currencies across over 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,”

“would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: political, economic, foreign exchange rate, inflation, legal, social and health risks, including the COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new B2B sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, expected to be filed with the SEC in the fourth quarter of 2022. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations:

ICR

flywireir@icrinc.com

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$95,232	$67,788	$216,322	$149,755
Costs and operating expenses:
Payment processing and services costs	32,275	21,724	78,348	50,937
Technology and development	13,385	7,752	37,565	22,203
Selling and marketing	21,674	12,540	58,169	35,400
General and administrative	24,246	14,676	63,089	44,145

Total costs and operating expenses	$91,580	$56,692	$237,171	$152,685

Income (loss) from operations	$3,652	$11,096	$(20,849)	$(2,930)
Other income (expense):
Interest expense	(400)	(542)	(884)	(1,804)
Change in fair value of preferred stock warrant liability	—	—	—	(10,758)
Other Income (expense), net	(6,247)	(214)	(13,630)	(494)

Total other expenses, net	(6,647)	(756)	(14,514)	(13,056)

(Loss) income before provision for income taxes	$(2,995)	$10,340	$(35,363)	$(15,986)
Provision for income taxes	1,277	346	2,855	818

Net (loss) income	$(4,272)	$9,994	$(38,218)	$(16,804)
Foreign currency translation adjustment	(273)	(343)	(408)	(80)

Comprehensive (loss) income	$(4,545)	$9,651	$(38,626)	$(16,884)

Net (loss) income attributable to common stockholders - basic and diluted	$(4,272)	$9,994	$(38,218)	$(16,817)

Net (loss) income per share attributable to common stockholders - basic	$(0.04)	$0.10	$(0.36)	$(0.28)

Net (loss) income per share attributable to common stockholders - diluted	$(0.04)	$0.08	$(0.36)	$(0.28)

Weighted average common shares outstanding - basic	107,925,637	104,486,136	107,562,799	59,667,434

Weighted average common shares outstanding - diluted	107,925,637	118,445,907	107,562,799	59,667,434

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	September 30,	December 31,
	2022	2021
		(Audited)
Assets
Current assets:
Cash and cash equivalents	$349,230	$385,360
Restricted cash	2,000	4,000
Accounts receivable, net of allowance for doubtful accounts of $143 and $106, respectively	17,755	12,968
Unbilled receivables	5,645	3,340
Funds receivable from payment partners	34,143	28,286
Prepaid expenses and other current assets	14,317	9,834

Total current assets	423,090	443,788
Property and equipment, net	12,098	9,442
Intangible assets, net	97,150	93,598
Goodwill	95,239	85,841
Other assets	13,646	7,176

Total assets	$641,223	$639,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,819	$10,242
Funds payable to clients	71,574	71,302
Accrued expenses and other current liabilities	29,992	22,726
Deferred revenue	4,759	5,488
Contingent consideration	2,787	7,719

Total current liabilities	122,931	117,477
Deferred tax liabilities	12,640	8,401
Contingent consideration, net of current portion	1,636	3,590
Long-term debt	25,939	25,939
Other liabilities	3,479	2,237

Total liabilities	$166,625	$157,644

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 and 10,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; and none issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively, 106,593,518 shares issued and 104,275,796 shares outstanding as of September 30, 2022; 102,771,899 shares issued and 100,454,177 shares outstanding as of December 31, 2021	10	10
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 4,608,841 and 5,988,378 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Treasury Stock, 2,317,722 shares as of September 30, 2022 and December 31, 2021, held at cost	(748)	(748)
Additional paid-in capital	640,217	609,194
Accumulated other comprehensive loss	(807)	(399)
Accumulated deficit	(164,075)	(125,857)

Total stockholders’ equity	474,598	482,201

Total liabilities and stockholders’ equity	$641,223	$639,845

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(38,218)	$(16,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,186	6,571
Stock-based compensation expense	22,461	15,538
Amortization of deferred contract costs	243	179
Change in fair value of preferred stock warrant liability	—	10,758
Change in fair value of contingent consideration	297	2,072
Deferred tax provision	(527)	127
Bad debt expense	86	90
Non-cash interest expense	268	171
Other	—	158
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(4,316)	(1,466)
Unbilled receivables	(2,305)	(62)
Funds receivable from payment partners	(2,090)	585
Prepaid expenses, other current assets and other assets	(7,674)	(7,410)
Funds payable to clients	(3,798)	6,869
Accounts payable, accrued expenses and other current liabilities	4,359	10,903
Contingent consideration	(4,524)	(3,212)
Other liabilities	(446)	(364)
Deferred revenue	(730)	102

Net cash (used in) provided by operating activities	(27,728)	24,805

Cash flows from investing activities:
Purchases of property and equipment	(5,188)	(5,229)
Acquisition of businesses, net of cash acquired	(16,923)	—
Asset acquisition, net of cash acquired	—	(119)
Contingent consideration paid for acquisitions	(453)	—

Net cash used in investing activities	(22,564)	(5,348)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,694
Payment of deferred offerring costs related to initial public offering	—	(4,860)
Proceeds from issuance of long-term debt	—	25,933
Payment of long-term debt issuance costs	—	(418)
Repayment of long-term debt	—	(25,000)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	59,735
Proceeds from exercise of warrants	—	294
Contingent consideration paid for acquisitions	(3,320)	(3,800)
Payments of tax withholdings for net settled option exercises	(2,564)	—
Proceeds from issuance of stock under employee stock purchase plan	1,271	—
Proceeds from exercise of stock options	5,222	4,098

Net cash provided by financing activities	609	324,676

Effect of exchange rate changes on cash and cash equivalents	11,553	(55)

Net (decrease) increase in cash, cash equivalents and restricted cash	(38,130)	344,078
Cash, cash equivalents and restricted cash, beginning of period	$389,360	$109,052

Cash, cash equivalents and restricted cash, end of period	$351,230	$453,130

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$95.2	$67.8	$216.3	$149.8
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(5.4)	(5.0)	(15.1)	(13.4)
Marketing fees	(0.9)	(0.8)	(1.5)	(1.2)

Revenue Less Ancillary Services	$88.9	$62.0	$199.7	$135.2

Payment processing services costs	$32.3	$21.7	$78.3	$50.9
Hosting and amortization costs within technology and development expenses	1.6	1.5	4.6	4.2
Adjusted to:
Exclude printing and mailing costs	(5.4)	(5.0)	(15.1)	(13.4)
Offset marketing fees against related costs	(0.9)	(0.8)	(1.5)	(1.2)

Costs of revenue less ancillary services	$27.6	$17.4	$66.3	$40.5

Gross Profit	$61.3	$44.6	$133.4	$94.7
Gross Margin	64.4%	65.8%	61.7%	63.2%

Adjusted Gross Profit	$61.3	$44.6	$133.4	$94.7
Adjusted Gross Margin	69.0%	71.9%	66.8%	70.0%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income	$(4.3)	$10.0	$(38.2)	$(16.8)
Interest expense	0.4	0.5	0.9	1.8
Provision for income taxes	1.3	0.3	2.9	0.8
Depreciation and amortization	3.4	2.3	9.2	6.6

EBITDA	0.8	13.1	(25.2)	(7.6)
Stock-based compensation expense and related taxes	9.3	2.8	23.3	15.6
Change in fair value of contingent consideration	1.3	0.5	0.3	2.1
Change in fair value of preferred stock warrant liability	—	—	—	10.8
Other (income) expense, net	6.2	0.2	13.6	0.6
Indirect taxes related to intercompany activity	0.1	—	0.3	—
Acquisition related transaction costs	0.2	—	0.4	—
Acquisition related employee retention costs	0.3	1.0	1.2	3.1

Adjusted EBITDA	$18.2	$17.6	$13.9	$24.6

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021
		Platform			Platform
		and			and
		Usage-			Usage-
		Based			Based
	Transaction	Fees	Revenue	Transaction	Fees	Revenue
Revenue	$77.1	$18.1	$95.2	$53.0	$14.8	$67.8
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	—	(5.4)	(5.4)	—	(5.0)	(5.0)
Marketing fees	(0.9)	—	(0.9)	(0.8)	—	(0.8)

Revenue Less Ancillary Services	$76.2	$12.7	$88.9	$52.2	$9.8	$62.0

Percentage of Revenue	81.0%	19.0%	100%	78.2%	21.8%	100%
Percentage of Revenue less Ancillary Services	85.7%	14.3%	100%	84.2%	15.8%	100%

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
		Platform			Platform
		and			and
		Usage-			Usage-
		Based			Based
	Transaction	Fees	Revenue	Transaction	Fees	Revenue
Revenue	$167.5	$48.8	$216.3	$109.7	$40.1	$149.8
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	—	(15.1)	(15.1)	—	(13.4)	(13.4)
Marketing fees	(1.5)	—	(1.5)	(1.2)	—	(1.2)

Revenue Less Ancillary Services	$166.0	$33.7	$199.7	$108.5	$26.7	$135.2

Percentage of Revenue	77.4%	22.6%	100%	73.2%	26.8%	100%
Percentage of Revenue less Ancillary Services	83.1%	16.9%	100%	80.3%	19.7%	100%

	Guidance
	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Revenue	$69.3	$72.6	$285.4	$288.7
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(5.0)	(5.3)	(20.1)	(20.4)
Marketing fees	(0.3)	(0.3)	(1.8)	(1.8)

Revenue Less Ancillary Services	$64.0	$67.0	$263.5	$266.5